Exhibit 4.5

Chen Lei

Zhao Jiazhen

Hangzhou Weimi Network Technology Co., Ltd

and

Hangzhou Aimi Network Technology Co., Ltd

Seventh Amended and Restated Shareholders’ Voting Rights Proxy Agreement

January 3, 2025

Seventh Amended and Restated Shareholders’ Voting Rights Proxy Agreement

This Seventh Amended and Restated Shareholders’ Voting Rights Proxy Agreement (this “Agreement”) is executed by and among the following parties on January 3, 2025:

(1)	Hangzhou Weimi Network Technology Co., Ltd, a wholly foreign-owned enterprise incorporated and existing under the Laws of the People’s Republic of China with its registered address at *** (hereinafter referred to as the “WFOE”);
(2)	Chen Lei, with the ID No. ***;
(3)	Zhao Jiazhen, with the ID No. ***;

(Zhao Jiazhen and Chen Lei shall be referred to as the “Shareholder(s)” respectively and collectively)

(4)	Hangzhou Aimi Network Technology Co., Ltd, a company with its registered address at *** (hereinafter referred to as the “Company”).

(In this Agreement, each of the Parties above shall be referred to as a  “Party” respectively,  and they shall be collectively referred to as the “Parties”)

WHEREAS:

1.	The Shareholders are the shareholders currently on record of the Company aggregately holding 100% of the equity interest in the Company, among which Zhao Jiazhen holds 13.43% and Chen Lei holds 86.57% of the equity interest in the Company; and
2.	Zhu Jianchong, Chen Lei, the Company, Zhao Jiazhen, the WFOE entered into a Sixth Amended and Restated Shareholders’ Voting Rights Proxy Agreement on November 18, 2024 (hereinafter referred as the “Original Agreement”).
3.	The Shareholders intend to respectively entrust the individual designated by the WFOE to exercise all their shareholders’ voting rights in the Company, and the WFOE intends to designate an individual to accept such entrustment. Upon amicable discussion and negotiation, the Parties agree as follows:
1.	Voting Rights Entrustment
1.1

The Shareholders each hereby irrevocably undertake to respectively execute a proxy letter (as set out in Schedule I to this Agreement, hereinafter referred to as the “Proxy Letter”), to authorize the individual then designated by the WFOE (hereinafter referred to as the “Proxy”) to exercise on their behalf the following rights they are respectively entitled to as shareholders of the Company and in accordance with the articles of association of the Company effective then (hereinafter collectively referred to as the “Proxy Rights”):

(1)	attending the shareholders’ meetings as the agent of each Shareholder;
(2)	exercising voting rights on all issues required to be discussed and resolved by the shareholders’ meeting (including but without limitation to the appointment, election and removal of directors and supervisors, deciding the appointment or dismissal of general manager, deputy general manager, financial manager and other senior management), and the sale or transfer of the Shareholder’s equity interest in the Company in whole or in part on behalf of each Shareholder;
(3)	proposing to convene the interim shareholders’ meetings; and
(4)	other shareholders’ voting rights under the articles of association of the Company (including any other shareholders’ voting rights stipulated after an amendment to such articles of association).
1.2

The aforesaid entrustment and authorization are subject to the consent by the WFOE of such entrustment and authorization and that the Proxy is a citizen of the People’s Republic of China.  When and only when the WFOE issues a written notice to each Shareholder to replace the Proxy, each Shareholder shall immediately authorize the other PRC citizen then appointed by the WFOE to exercise the aforesaid Proxy Rights, and the new entrustment will replace the original entrustment immediately upon being made, except for which, each Shareholder shall not revoke the entrustment and authorization granted to the Proxy.

1.3

The Proxy will carefully and diligently exercise the entrusted rights and perform the entrusted duties within the scope of authorization under this Agreement; the Shareholders each acknowledge and assume corresponding liabilities for any legal consequences arising out of the exercise by the Proxy of the aforesaid Proxy Rights.

1.4

The Shareholders each hereby acknowledge that, the Proxy shall exercise the aforesaid Proxy Rights with prior notice but without prior consent of the Shareholders. The Proxy shall timely inform the Shareholders after each resolution or each proposal on convening an interim shareholders’ meeting is adopted.

2.	Right to Information

For the purpose of exercising the Proxy Rights under this Agreement, the Proxy is entitled to be informed of the operations, business, customers, finance, employees and any other relevant information of the Company and to access relevant materials of the Company, and the Company shall provide full cooperation with respect thereto.

3.	Exercise of the Proxy Rights
3.1

The Shareholders each shall provide full assistance in respect of the exercise by the Proxy of the Proxy Rights, including, when necessary (for example, in order to meet the requirements of submitted documents needed for approval of, registration, and filing with governmental authorities), timely executing the resolutions of the shareholders’ meeting adopted by the Proxy or other relevant legal documents.

3.2

If at any time during the term of this Agreement, the grant or exercise of the Proxy Rights under this Agreement cannot be realized for any reason (other than default of the Shareholders or the Company), the Parties shall immediately seek an alternative method closest possible to the provisions which cannot be realized and shall execute a supplementary agreement when necessary to amend or modify the terms of this Agreement so that the purpose of this Agreement will continue to be achieved.

4.	Exemption of Liability and Compensation
4.1

The Parties acknowledge that under no circumstances shall the WFOE be required to assume any liability or make any economic compensation or compensation in other aspects to the other Parties or to any third party in respect of the exercise of the Proxy Rights under this Agreement by the designated Proxy of the WFOE.

4.2

The Shareholders each agree to indemnify and hold harmless the WFOE against all actual or potential losses arising from the exercise of the Proxy Rights by the Proxy, including but without limitation to any loss arising out of litigations, pursuits for recovery, arbitrations or claims for compensation initiated by any third party against the WFOE, or administrative investigations or penalties by governmental authorities, except for those losses resulting from the willful conduct or gross negligence of the WFOE.

5.	Representations and Warranties
5.1	The Shareholders hereby severally but not jointly represent and warrant that:
1.	They are natural/legal persons with full civil capacity; they have full and independent legal status and legal capacity, and may sue or be sued as an independent party.
2.	They have full power and authority to execute and deliver this Agreement and all other documents to be executed by it in connection with the transactions contemplated in this Agreement as well as full power and authority to consummate the transactions contemplated in this Agreement.
3.	This Agreement is lawfully and duly executed by and delivered to them. This Agreement constitutes lawful and binding obligations enforceable against them in accordance with the terms of this Agreement.

4.	They are lawful shareholders on record of the Company as of the date of this Agreement; other than the rights created under this Agreement, the Seventh Amended and Restated Shareholders’ Voting Rights Proxy Agreement executed among the WFOE and them dated January 3, 2025 and the Seventh Amended and Restated Exclusive Option Agreement executed among the Company, the WFOE and them dated January 3, 2025, the Proxy Rights are free from any third-party rights. In accordance with this Agreement, the Proxy may fully and sufficiently exercise the Proxy Rights under the articles of association of the Company effective then.
5.2	The WFOE and the Company hereby respectively represent and warrant that:
1.	Each of them is a limited liability company duly registered and lawfully existing under the laws of the People’s Republic of China with independent legal personality; it has full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may sue or be sued as an independent party.
2.	Each of them has full internal corporate power and authority to execute this Agreement and other documents to be executed by it in connection with the transactions contemplated in this Agreement as well as full power and authority to consummate the transactions contemplated in this Agreement.
5.3

The Company further represents and warrants that, the Shareholders constitute all lawful shareholders on record of the Company as of the date of this Agreement. Pursuant to this Agreement, the Proxy may fully and sufficiently exercise the Proxy Rights under the articles of association of the Company effective then.

6.Confidentiality

6.1	During the term of and after the termination of this Agreement, each Party shall maintain in strict confidence the following information:
(1)	The execution, performance of this Agreement and the contents of this Agreement;
(2)	The trade secrets, proprietary information, and customer information (collectively referred to as the “Confidential Information”) of the WFOE that it knows or receives as a result of the execution and performance of this Agreement.

Each Party shall use such Confidential Information only for the purpose of fulfilling its obligations under this Agreement. Without other Parties’ written consent, any Party shall not disclose the above Confidential Information to any third parties; otherwise it shall bear the liability for breach of the Agreement and compensate for the losses.

6.2

After the termination of this Agreement, any Party shall return, destroy or otherwise dispose of all documents, materials or software containing Confidential Information upon the request of the other Party and cease the use of such Confidential Information.

6.3	Notwithstanding otherwise provided in this Agreement, the effectiveness of this section shall not be affected by the suspension or termination of this Agreement.
7.	Term of Agreement
7.1

This Agreement shall become effective after being executed or sealed by the Parties or executed by their legal representatives; unless terminated in advance by written agreement of the Parties or pursuant to Section 9.1 of this Agreement, this Agreement shall continue to be effective.

7.2

If any of the Shareholders transfers, with prior consent of the WFOE, all of his/her/its equity interest in the Company, such Shareholder shall cease to be a party to this Agreement, provided that the obligations and undertakings of the other Parties under this Agreement shall not be affected thereby.

8.Notice

Any notice or other correspondence required by or made pursuant to this Agreement shall be delivered in person, by registered post, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party as set forth below. The dates on which notices shall be deemed effectively given shall be determined as follows:

Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery.

Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission). For the purpose of notices, the addresses of the Parties are as follows:

Chen Lei

Address: ***

Zhao Jiazhen

Address: ***

Hangzhou Weimi Network Technology Co., Ltd.

Address: ***

Hangzhou Aimi Network Technology Co., Ltd.

Address:  ***

Any Party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

9.	Liability for Default
9.1

The Parties agree and acknowledge that if any Party (hereinafter referred to as the “Defaulting Party”) substantially breaches any provision of this Agreement, or substantially fails to perform any obligation under this Agreement, such shall constitute a Default under this Agreement (hereinafter referred to as the “Default”) and any Party of the other Non-defaulting Parties (hereinafter referred to as the “Non-defaulting Parties”) shall be entitled to require the Defaulting Party to cure such Default or take remedies within a reasonable time period. If the Defaulting Party fails to cure such Default or take remedies within fifteen days after the Non-defaulting Parties notify the Defaulting Party in writing and require it to cure such Default, the relevant Non-defaulting Parties are entitled to at their absolute discretion (1) terminate this Agreement and require Defaulting Party to indemnify it for all the damages; or (2) require the specific performance of the Defaulting Party’s  obligations under this Agreement and require the Defaulting Party to indemnify it for all the damages. For the avoidance of doubt, the Shareholders or the Company will be entitled to terminate this Agreement pursuant to this section merely in the event of the Default of the WFOE.

9.2	The Parties agree and acknowledge that except for otherwise provided by laws and this Agreement, the Shareholders and the Company shall in no event terminate this Agreement with any reason.
9.3	Notwithstanding otherwise provided in this Agreement, the effectiveness of this section shall not be affected by the dissolution or termination of this Agreement.
10.	Miscellaneous
10.1	This Agreement is made in Chinese and executed in four (4) originals. Each Party shall hold one (1) copy.
10.2	The entry into, effectiveness, performance, amendment, interpretation and termination of this Agreement shall be governed by the laws of the People’s Republic of China.
10.3

Any dispute arising out of and in connection with this Agreement shall be settled by the Parties through amicable discussion and negotiation and shall, in the absence of an agreement reached by the Parties within thirty days from its occurrence, be submitted by any Party to Hangzhou Arbitration Commission for arbitration in accordance with the arbitration rules of such

Commission effective then in Hangzhou. The arbitral award shall be final and binding on the Parties to this Agreement.

10.4

No rights, power or remedies granted to each Party by any provision of this Agreement shall preclude any other rights, power or remedies enjoyed by such Party in accordance with the laws and any other provisions under this Agreement and no exercise by a Party of any of its rights, power and remedies shall preclude its exercise of its other rights, power and remedies.

10.5

No failure or delay by a Party in exercising any right, power or remedy pursuant to this Agreement or any laws (hereinafter referred to as “Such Rights”) shall result in a waiver of Such Rights; and no single or partial waiver of Such Rights shall preclude such Party from exercising Such Rights in any other manner or from exercising other Such Rights.

10.6	The section headings in this Agreement are for convenience of reference only and shall in no event be used in or affect the interpretation of the provisions of this Agreement.
10.7

Each provision contained in this Agreement shall be severable and independent from any other provisions of this Agreement, and if at any time any one or more provisions of this Agreement become invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

10.8	Any amendments or supplements to this Agreement shall be made in writing, and shall take effect only if duly executed by the Parties to this Agreement.
10.9	Without prior written consent of the other Parties, any Party shall not transfer any of its rights and/or obligations under this Agreement to any third party.
10.10	This Agreement shall be binding upon the lawful successors of the Parties.

[Intentionally left blank below]

(This page is intentionally left as the signature page of Seventh Amended and Restated Shareholders’ Voting Rights Proxy Agreement)

IN WITNESS WHEREOF, this Seventh Amended and Restated Shareholders’ Voting Rights Proxy Agreement has been executed by the Parties as of the date and at the place first above written.

Zhao Jiazhen

Signature:	/s/ Zhao Jiazhen

Hangzhou Weimi Network Technology Co., Ltd.

(Seal)

Signature:	/s/ Zhao Jiazhen

Name:	Zhao Jiazhen

Title:	Legal Representative

Hangzhou Aimi Network Technology Co., Ltd.

(Seal)

Signature:	/s/ Zhao Jiazhen

Name:	Zhao Jiazhen

Title:	Legal Representative

(This page is intentionally left as the signature page of Seventh Amended and Restated Shareholders’ Voting Rights Proxy Agreement)

IN WITNESS WHEREOF, this Seventh Amended and Restated Shareholders’ Voting Rights Proxy Agreement has been executed by the Parties as of the date and at the place first above written.

Chen Lei

Signature:	/s/ Chen Lei

Schedule I:

Proxy Letter

This Proxy Letter (hereinafter referred to as the “Proxy Letter”), is executed by Chen Lei (ID No. ***) on            ,  and issued to            (ID No.           ) (hereinafter referred to as the “Proxy”) as designated by Hangzhou Weimi Network Technology Co., Ltd (the “WFOE”).

I, Chen Lei, hereby grant to the Proxy a general proxy power authorizing the Proxy to exercise as my agent and in the name of me, the following rights I enjoy as a shareholder of Hangzhou Aimi Network Technology Co., Ltd (hereinafter referred to as the “Company”):

(1)	as my agent, attending the shareholders’ meetings;
(2)	exercising on behalf of me voting rights on all issues required to be discussed and resolved by the shareholders’ meeting (including but without limitation to the appointment, election and removal of directors and supervisors, deciding the appointment or dismissal of general manager, deputy general manager, financial manager and other senior management), and the sale or transfer of my equity interest in the Company in whole or in part;
(3)	as my agent, proposing to convene the interim shareholders’ meetings; and
(4)

as my agent for other shareholders’ voting rights under the articles of association of the Company (including any other shareholders’ voting rights stipulated after an amendment to such articles of association).

I hereby irrevocably confirm that unless the WFOE issues an instruction to me requesting the replacement of the Proxy, this Proxy Letter shall remain valid until the expiry or advance termination of the Seventh Amended and Restated Shareholders’ Voting Rights Proxy Agreement executed by and among the WFOE, the Company and the shareholders of the Company dated           .

This Letter is hereby issued.

Name: Chen Lei
Signature:
Date:

Proxy Letter

This Proxy Letter (hereinafter referred to as the “Proxy Letter”), is executed by Zhao Jiazhen (ID No. ***) on            ,  and issued to            (ID No.           ) (hereinafter referred to as the “Proxy”) as designated by Hangzhou Weimi Network Technology Co., Ltd (the “WFOE”).

I, Zhao Jiazhen, hereby grant to the Proxy a general proxy power authorizing the Proxy to exercise as my agent and in the name of me, the following rights I enjoy as a shareholder of Hangzhou Aimi Network Technology Co., Ltd (hereinafter referred to as the “Company”):

(1)	as my agent, attending the shareholders’ meetings;
(2)	exercising on behalf of me voting rights on all issues required to be discussed and resolved by the shareholders’ meeting (including but without limitation to the appointment, election and removal of directors and supervisors, deciding the appointment or dismissal of general manager, deputy general manager, financial manager and other senior management), and the sale or transfer of my equity interest in the Company in whole or in part;
(3)	as my agent, proposing to convene the interim shareholders’ meetings; and
(4)	as my agent for other shareholders’ voting rights under the articles of association of the Company (including any other shareholders’ voting rights stipulated after an amendment to such articles of association).

I hereby irrevocably confirm that unless the WFOE issues an instruction to me requesting the replacement of the Proxy, this Proxy Letter shall remain valid until the expiry or advance termination of the Seventh Amended and Restated Shareholders’ Voting Rights Proxy Agreement executed by and among the WFOE, the Company and the shareholders of the Company dated         .

This Letter is hereby issued.

Name: Zhao Jiazhen
Signature:
Date: